Exhibit 99.1
SurModics Reports Second Quarter 2006 Results
Record Revenue and Non-GAAP Earnings
EDEN PRAIRIE, Minnesota — April 19, 2006 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, today reported financial results for the second fiscal quarter ended March 31, 2006.
Second Quarter Highlights:
•	Record revenue of $17.7 million, up 13% year-over-year
•	Record Cordis and non-Cordis revenue, with non-Cordis revenue growing faster sequentially than Cordis revenue
•	GAAP results:
•	Operating income of $9.0 million

•	Net income of $1.5 million

•	Diluted EPS of $0.08
•	Non-GAAP results (excluding non-cash equity compensation expense and a non-cash impairment loss on the Company’s investment in Novocell):
•	Record operating income of $10.5 million

•	Record net income of $7.2 million

•	Record diluted EPS of $0.38
•	Seven new licenses signed with SurModics customers
•	Record CYPHER sales of $717 million
•	7th consecutive quarter of record non-GAAP net income
•	8th consecutive quarter with non-Cordis revenue exceeding Cordis revenue
“SurModics is pleased to report strong financial and operating results for the second quarter of fiscal year 2006, achieving record revenue and adjusted earnings,” said Bruce Barclay, President and CEO. “We delivered broad-based revenue growth, with all three of our segments — Drug Delivery, Hydrophilic and Other, and Diagnostics and Drug Discovery — achieving growth on both a sequential and a year-over-year basis. The CYPHER® Sirolimus-eluting Coronary Stent from Cordis Corporation, a Johnson & Johnson company, again generated record sales in the quarter. Additionally, we achieved records in both Cordis and non-Cordis revenue, with non-Cordis revenue growing faster than Cordis revenue on a sequential basis.”

“SurModics’ employees also attained several significant operating milestones during the quarter,” continued Barclay. “We completed enrollment in our STRIDE human clinical trial, evaluating the I-vation™ Intravitreal Implant in patients with diabetic macular edema. Working in concert with Donaldson Company, we completed development and made initial sales of the first synthetic extracellular matrix cell culture products containing a coating from SurModics. We also gained access to two new families of biodegradable polymers, bringing to five the number of biodegradable polymer systems we can make available to our customers for site specific drug delivery applications anywhere in the body. In addition, we exited our Bloomington contract manufacturing facility, ahead of schedule. Finally, we added two new officers, as we continue to strengthen our senior management team.”
“We continue to build our business based on our plan for sustainable growth,” remarked Barclay. “SurModics is laying the foundation for potentially significant revenue streams, while continuing to deliver exceptional results in the near term aided in part by our prudent expense management. We continue to broaden the reach of our participation in the drug-eluting stent market, with the recent announcements of multiple licensed customers developing products for this significant market that incorporate SurModics technologies.”
Revenue for the second quarter of fiscal 2006 was $17.7 million, an increase of 13% from $15.7 million in the year earlier period. Product sales of $2.9 million were the highest in ten quarters. On a GAAP basis, operating income was $9.0 million; net income was $1.5 million; and diluted earnings per share was $0.08. Results include expensing of stock options, as required by SFAS No. 123(R), and a non-cash impairment loss of $4.7 million on our investment in Novocell.
On a non-GAAP basis, operating income grew 14% to a record $10.5 million, from $9.3 million in the prior-year period. Net income increased 20% to a record $7.2 million, from $6.0 million in the same period last year. Diluted earnings per share was a record $0.38, compared with $0.32 in the second quarter of fiscal 2005. Non-GAAP results exclude non-cash compensation charges and the non-cash impairment loss described above. Please see our financial tables and the footnotes for a detailed explanation and reconciliation of GAAP and non-GAAP figures.

For the first six months of fiscal year 2006, revenue was $34.2 million, an increase of 15% from $29.8 million in the year earlier period. On a GAAP basis, operating income was $17.5 million; net income was $7.7 million; and diluted earnings per share was $0.41. On a non-GAAP basis, operating income grew 13% to a record $20.3 million, from $18.0 million in the prior-year period. Net income increased 22% to a record $13.8 million, from $11.3 million in the same period last year. Diluted earnings per share was a record $0.73, an 18% increase compared with $0.62 for the first six months of fiscal 2005. Non-GAAP results exclude non-cash compensation charges, the non-cash IPR&D charge in connection with the Company’s acquisition of InnoRx, Inc. in January 2005, and the non-cash impairment loss described above. Please see our financial tables and the footnotes for a detailed explanation and reconciliation of GAAP and non-GAAP figures.
SurModics’ portfolio of pipeline projects continues to represent significant potential in the near- and long-term. The company signed seven new licenses in the second quarter, for a total of 11 to date in fiscal year 2006, compared with 10 new licenses in the first half of fiscal year 2005, and well on pace to exceed its goal of 15 for fiscal year 2006. SurModics has 152 potential commercial products in development representing each of the company’s four focus markets — Cardiovascular, Neurology, Ophthalmology and Orthopedics, with potential for both near-term and longer-term revenue growth.
“SurModics remains in excellent financial condition,” said Phil Ankeny, Chief Financial Officer and Vice President, Business Development. “Our balance sheet remains strong, with a cash and investment balance of $87.7 million and no debt as of March 31, 2006. Operating cash flow for the second quarter was $8.3 million. We are pleased with our business development activity during the quarter, and we continue to evaluate opportunities to put our balance sheet to work. In spite of the non-cash impairment loss on our investment in Novocell, we continue to be encouraged by the progress the company is making toward commercialization.”

Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the company’s web site, www.surmodics.com, and click on the second quarter webcast icon. A replay of the second quarter conference call will be available by dialing 800-405-2236 and entering conference call ID 11057796. The audio replay will be available beginning at 6:00 p.m. CT on Wednesday, April 19, until 6:00 p.m. CT on Wednesday, April 26.
About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification technologies in the areas of biocompatibility, site specific drug delivery, biological cell encapsulation, and medical diagnostics. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to bring innovation together for better patient outcomes. Recent collaborative efforts include the implementation of SurModics’ Bravo™ drug delivery polymer matrix as a key component of the first-to-market drug-eluting coronary stent. SurModics is also active in the ophthalmology market with a sustained drug delivery system that is currently in human trials for treatment of retinal disease. A significant portion of SurModics’ revenue is generated by royalties earned from the sale of our customers’ commercial products. SurModics is headquartered in Eden Prairie, MN. More information about the company can be found at www.surmodics.com. The content of SurModics’ web site is not part of this release or part of any filings the company makes with the SEC.
Safe Harbor for Forward Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and SurModics intends that such forward looking statements be subject to the safe harbor created thereby. SurModics does not undertake an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
Phil Ankeny, Chief Financial Officer and Vice President, Business Development
(952) 829-2700

SurModics, Inc.
Statements of Income
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2006
		Adjust-		Non-
	GAAP (1)	ments		GAAP(2)
Revenue:
Royalties and license fees	$13,291			$13,291
Product sales	2,908			2,908
Research & development	1,508			1,508

Total revenue	17,707			17,707

Operating expenses:
Product	869	(28)	(3)	841
Research & development	5,060	(771)	(3)	4,289
Sales & marketing	380	(40)	(3)	340
General & administrative	2,445	(750)	(3)	1,695

Total operating expenses	8,754	(1,589)		7,165

Income from operations	8,953	1,589		10,542

Investment income	952			952
Impairment loss on investment	(4,651)	4,651	(4)	-

Income before income taxes	5,254	6,240		11,494

Income tax provision	(3,789)	(520)	(5)	(4,309)

Net income	$1,465			$7,185

Basic net income per share	$0.08			$0.39

Diluted net income per share	$0.08			$0.38

Weighted average shares outstanding
Basic	18,481			18,481
Diluted	18,649			18,911

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges and the non-cash impairment loss detailed in Note (4).

(3)	Reflects non-cash compensation charges.

(4)	Reflects non-cash impairment loss on the Company’s investment in Novocell, Inc.

(5)	Non-GAAP effective tax rate is 37.5% vs. an assumed GAAP continuing operations effective tax rate of 38.7%. No tax benefit has been recorded for the $4.7 million non-cash impairment loss.

SurModics, Inc.
Statements of Operations
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2005
		Adjust-		Non-
	GAAP (1)	ments		GAAP(2)
Revenue:
Royalties and license fees	$12,268			$12,268
Product sales	2,321			2,321
Research & development	1,116			1,116

Total revenue	15,705			15,705

Operating expenses:
Product	730			730
Research & development	3,890			3,890
Sales & marketing	307			307
General & administrative	1,649	(150)	(3)	1,499
Purchased in-process R&D	30,277	(30,277)	(4)	-

Total operating expenses	36,853	(30,427)		6,426

Income (loss) from operations	(21,148)	30,427		9,279

Investment income	315			315

Income (loss) before income taxes	(20,833)	30,427		9,594

Income tax provision	(3,538)	60		(3,598)

Net income (loss)	($24,371)			$5,996

Basic net income (loss) per share	($1.34)			$0.33

Diluted net income (loss) per share	($1.34)			$0.32

Weighted average shares outstanding
Basic	18,135			18,135
Diluted	18,135			18,561

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges and the non-cash IPR&D charge detailed in Note (4).

(3)	Reflects non-cash compensation charges.

(4)	Reflects non-cash IPR&D charge in connection with the Company’s acquisition of InnoRx, Inc. in January 2005.

SurModics, Inc.
Statements of Income
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	March 31, 2006
		Adjust-		Non-
	GAAP (1)	ments		GAAP(2)
Revenue:
Royalties and license fees	$25,566			$25,566
Product sales	5,255			5,255
Research & development	3,351			3,351

Total revenue	34,172			34,172

Operating expenses:
Product	1,550	(52)	(3)	1,498
Research & development	9,654	(1,224)	(3)	8,430
Sales & marketing	704	(77)	(3)	627
General & administrative	4,731	(1,399)	(3)	3,332

Total operating expenses	16,639	(2,752)		13,887

Income from operations	17,533	2,752		20,285

Investment income	1,680			1,680
Impairment loss on investment	(4,651)	4,651	(4)	-

Income before income taxes	14,562	7,403		21,965

Income tax provision	(6,880)	(1,328)	(5)	(8,208)

Net income	$7,682			$13,757

Basic net income per share	$0.42			$0.75

Diluted net income per share	$0.41			$0.73

Weighted average shares outstanding
Basic	18,458			18,458
Diluted	18,652			18,922

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges, the non-cash impairment loss detailed in Note (4), and the tax items detailed in Note (5).

(3)	Reflects non-cash compensation charges.

(4)	Reflects non-cash impairment loss on the Company’s investment in Novocell, Inc.

(5)	Non-GAAP results exclude a $465,000 benefit related to the reversal of a tax accrual resulting from settlement during the first quarter of a state’s prior year tax returns. In addition, no tax benefit has been recorded for the $4.7 million non-cash impairment loss.

SurModics, Inc.
Statements of Operations
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	March 31, 2005
		Adjust-		Non-
	GAAP (1)	` ments		GAAP(2)
Revenue:
Royalties and license fees	$22,359			$22,359
Product sales	4,321			4,321
Research & development	3,094			3,094

Total revenue	29,774			29,774

Operating expenses:
Product	1,349			1,349
Research & development	7,246			7,246
Sales & marketing	569			569
General & administrative	2,843	(244)	(3)	2,599
Purchased in-process R&D	30,277	(30,277)	(4)	-

Total operating expenses	42,284	(30,521)		11,763

Income (loss) from operations	(12,510)	30,521		18,011

Investment income	287			287

Income (loss) before income taxes	(12,223)	30,521		18,298

Income tax provision	(6,911)	(97)		(7,008)

Net income (loss)	($19,134)			$11,290

Basic net income (loss) per share	($1.07)			$0.63

Diluted net income (loss) per share	($1.07)			$0.62

Weighted average shares outstanding
Basic	17,851			17,851
Diluted	17,851			18,241

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges and the non-cash IPR&D charge detailed in Note (4).

(3)	Reflects non-cash compensation charges.

(4)	Reflects non-cash IPR&D charge in connection with the Company’s acquisition of InnoRx, Inc. in January 2005.

SurModics, Inc.
Condensed Balance Sheets
(In thousands)

	March 31,	September 30,
	2006	2005
	(Unaudited)
Assets

Current assets:
Cash & investments	$41,052	$24,445
Accounts receivable	12,148	10,996
Inventories	1,144	1,091
Other current assets	1,455	5,072

Total current assets	55,799	41,604

Property & equipment, net	18,278	14,832
Long-term investments	46,670	48,874
Other assets	15,157	18,915

Total assets	$135,904	$124,225

Liabilities & Stockholders’ Equity

Total current liabilities	$5,704	$5,123
Other liabilities	3,353	3,521
Total stockholders’ equity	126,847	115,581

Total liabilities & stockholders’ equity	$135,904	$124,225

Certain information in this financial release may be considered non-GAAP Financial Information as contemplated by SEC Regulation G. Accordingly, we are providing the preceding tables, which reconcile results to their corresponding GAAP based operating results presented under our Statements of Income and Statements of Operations.
Management believes the presentation of these non-GAAP financial results, in connection with the results of the fiscal quarter ended March 31, 2006, provide useful information to investors regarding our results of operations, as these non-GAAP financial measures allow investors to better evaluate ongoing business performance and factors that influenced performance during the period under report, including when comparing against prior periods. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not a substitute for, financial measures prepared in accordance with GAAP.